SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ X ]   Preliminary Proxy Statement
[  ]    Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[  ]    Definitive Proxy Statement
[  ]    Definitive Additional Materials
[  ]    Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Federated Stock and Bond Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):
[ X ]   No fee required.

[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1.      Title of each class of securities to which transaction applies:
2.      Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.      Proposed maximum aggregate value of transaction:
5.      Total fee paid:

[  ]    Fee paid previously with preliminary proxy materials.

[  ]    Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

     Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)      Amount Previously Paid:

------------------------------------------------------------
2)      Form, Schedule or Registration Statement No.:

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3)      Filing Party:

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4)      Date Filed:

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FEDERATED STOCK AND BOND FUND, INC.

PROXY STATEMENT - PLEASE VOTE!

     TIME IS OF THE ESSENCE...VOTING ONLY TAKES A FEW MINUTES AND YOUR PARTICIPATION IS IMPORTANT! BE SURE TO COMPLETE AND RETURN YOUR PROXY CARD PROMPTLY TO AVOID ADDITIONAL EXPENSE TO THE FUND.

     Federated Stock and Bond Fund, Inc., will hold an annual meeting of shareholders on March 26, 1999. It is important for you to vote on the issues described in this Proxy Statement. We recommend that you read the Proxy Statement in its entirety; the explanations will help you to decide on the issues.

WHY AM I BEING ASKED TO VOTE?

     Mutual funds are required to obtain shareholders' votes for certain types of changes, like those included in this Proxy Statement. You have a right to vote on these changes.

WHAT ISSUES AM I BEING ASKED TO VOTE ON?

     The proposals include the election of Directors, ratification of independent auditors, and changes to the Fund's fundamental investment policies.

WHY ARE INDIVIDUALS RECOMMENDED FOR ELECTION TO THE BOARD OF DIRECTORS?

     The Fund is devoted to serving the needs of its shareholders, and the Board is responsible for managing the Fund's business affairs to meet those needs. The Board represents the shareholders and can exercise all of the Fund's powers, except those reserved only for shareholders.

     Directors are selected on the basis of their education and professional experience. Candidates are chosen based on their distinct interest in, and capacity for understanding the complexities of, the operation of a mutual fund. These individuals bring considerable experience to the impartial oversight of a fund's operation.

     The Proxy Statement includes a brief description of each nominee's history and current position with the Fund, if applicable.

WHY AM I BEING ASKED TO VOTE ON THE RATIFICATION OF INDEPENDENT AUDITORS?

     The independent auditors conduct a professional examination of certain of the Fund's accounting documents and supporting data to render an opinion on the material fairness of the information. Because financial reporting involves considerable discretion, the auditor's opinion is an important assurance to both the Fund and its investors.

     The Board of Directors approved the selection of Deloitte & Touche LLP, long-time auditors of the Fund, for the current fiscal year and believes that the continued employment of this firm is in the Fund's best interests.

WHY ARE THE FUND'S "FUNDAMENTAL POLICIES" BEING CHANGED OR REMOVED?

     Every mutual fund has certain investment policies that can be changed only with the approval of its shareholders. These are referred to as "fundamental" investment policies.

     In some cases, these policies were adopted to reflect regulatory, business, or industry conditions that no longer exist or no longer are necessary. In other cases, advances in the securities markets and the economy have created different procedures and techniques that affect the Fund's operations.

     By reducing the number of "fundamental policies," the Fund may be able to minimize the costs and delays associated with frequent shareholder meetings. Also, the investment adviser's ability to manage the Fund's assets may be enhanced and investment opportunities increased.

The proposed amendments will:

o reclassify as operating policies those fundamental policies that are not required to be fundamental by the Investment Company Act of 1940, ("1940 Act");

o simplify and modernize the policies that are required to be "fundamental" by the 1940 Act, as amended; and

o remove fundamental policies that are no longer required by the securities laws of individual states.

     Federated is a conservative money manager. Our highly trained professionals are dedicated to making investment decisions in the best interest of the Fund and its shareholders. The Board believes that the proposed changes can be applied responsibly by the Fund's investment adviser.

WHY ARE SOME "FUNDAMENTAL POLICIES" BEING RECLASSIFIED AS "OPERATING POLICIES?"

     As noted above, some "fundamental policies" have been redefined as "operating policies" by changes to the 1940 Act. Operating policies do not require shareholder approval to be changed. This gives the Fund's Board additional flexibility to determine whether to participate in new investment opportunities and to meet industry changes promptly.

HOW DO I VOTE MY SHARES?

     You may vote in person at the annual meeting of shareholders or simply sign and return the enclosed Proxy Card. You may also vote by telephone at 1-800-________, or through the Internet at PROXYVOTE.COM. We encourage you to vote by telephone or through the Internet, because these voting methods will save the Fund a good deal of money. If we do not receive your Proxy Card, we may contact you by telephone to request that you cast your vote.

WHO DO I CALL IF I HAVE QUESTIONS ABOUT THE PROXY STATEMENT?

     Call your Investment Professional or a Federated Client Service Representative. Federated's toll-free number is 1-800-341-7400.

   After careful consideration, the Board of Directors has unanimously approved these proposals. The Board recommends that you read the enclosed materials carefully and vote FOR all proposals.






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FEDERATED STOCK AND BOND FUND, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 26, 1999

     An annual meeting of the shareholders of Federated Stock and Bond Fund, Inc. (the "Fund") will be held at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000, at 2:00 p.m. (Eastern time), on March 26, 1999 to consider proposals:

(1)     To elect nine Directors.

(2)     To ratify the selection of the Fund's independent auditors.
(3)     To make changes to the Fund's fundamental investment policies:

(a) To amend the Fund's fundamental investment policy on diversification of its investments;

(b) To amend the Fund's fundamental investment policy regarding borrowing to permit the purchase of securities while borrowings are outstanding;
(c) To make non-fundamental the prohibition of the Fund's investments in securities to exercise control of an issuer; and
(d) To amend the Fund's fundamental investment policy to allow investments in real estate investment trusts.

(4) To remove the Fund's fundamental investment policy regarding selling securities.

(5) To approve amendments to the Fund's Amended and Restated Articles of Incorporation to permit the Board of Directors to liquidate assets of a series or class without seeking shareholder approval to the extent permitted under Maryland law.

     To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed January 12, 1999 as the record date for determination of shareholders entitled to vote at the meeting. By Order of the Board of Directors,

John W. McGonigle
Secretary

January 25, 1999

     YOU CAN HELP THE FUND AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE ANNUAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

TABLE OF CONTENTS

About the Proxy Solicitation and the Annual Meeting
Election of Nine Directors
Ratification of the Selection of the Independent Auditors

Approval or Disapproval of Changes to the Fund's Fundamental Investment
Policies
Approval or Disapproval of the Elimination of a Fundamental Investment Policy Approval or Disapproval of Amendments to the Fund's Amended and

        Restated Articles of Incorporation
Information About the Fund
Proxies, Quorum and Voting at the Annual Meeting
About the Election of Directors
Directors Standing for Election
Nominees Not Presently Serving as Directors
Previously Elected Directors
Share Ownership of the Directors
Director Compensation
Officers of the Fund

Other Matters and Discretion of Attorneys Named in the Proxy


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PRELIMINARY

PROXY STATEMENT

FEDERATED STOCK AND BOND FUND, INC.

Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000

About the Proxy Solicitation and the Annual Meeting

     The enclosed proxy is solicited on behalf of the Board of Directors of the Fund (the "Board" or "Directors"). The proxies will be voted at the annual meeting of shareholders of the Fund to be held on March 26, 1999, at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000, at 2:00 p.m. (such annual meeting and any adjournment or postponement thereof are referred to as the "Annual Meeting").

     The cost of the solicitation, including the printing and mailing of proxy materials, will be borne by the Fund. In addition to solicitations through the mails, proxies may be solicited by officers, employees, and agents of the Fund or, if necessary, a communications firm retained for this purpose. Such solicitations may be by telephone, telegraph, through the Internet or otherwise. Any telephonic solicitations will follow procedures designed to ensure accuracy and prevent fraud, including requiring identifying shareholder information, recording the shareholder's instructions, and confirming to the shareholder after the fact. Shareholders who communicate proxies by telephone or by other electronic means have the same power and authority to issue, revoke, or otherwise change their voting instruction as shareholders submitting proxies in written form. The Fund will reimburse custodians, nominees, and fiduciaries for the reasonable costs incurred by them in connection with forwarding solicitation materials to the beneficial owners of shares held of record by such persons.

     At its meeting on November 17, 1998, the Board reviewed both the proposed amendments to the Amended and Restated Articles of Incorporation and the changes recommended in the investment policies of the Fund, and approved them subject to shareholder approval. The purposes of the Annual Meeting are set forth in the accompanying Notice. The Directors know of no business other than that mentioned in the Notice that will be presented for consideration at the Annual Meeting. Should other business properly be brought before the Annual Meeting, proxies will be voted in accordance with the best judgment of the persons named as proxies. This proxy statement and the enclosed proxy card are expected to be mailed on or about January 25, 1999, to shareholders of record at the close of business on January 12, 1999 (the "Record Date"). On the Record Date, the Fund had outstanding _________ shares of common stock.

     The Fund's annual report, which includes audited financial statements for the fiscal year ended October 31, 1998, was previously mailed to shareholders. The Fund's principal executive offices are located at Federated Investors Funds, 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000. The Fund's toll-free telephone number is 1-800-341-7400.

     PROPOSAL #1: ELECTION OF NINE DIRECTORS The persons named as proxies intend to vote in favor of the election of Thomas G. Bigley, John T. Conroy, Jr., Nicholas P. Constantakis, John F. Cunningham, J. Christopher Donahue, Peter E. Madden, Charles F. Mansfield, Jr., John E. Murray, Jr. and John S. Walsh (collectively, the "Nominees") as Directors of the Fund. Messrs. Bigley, Conroy, Madden and Murray are presently serving as Directors. If elected by shareholders, Messrs. Constantakis, Cunningham, Donahue, Mansfield and Walsh will assume their responsibilities as Directors effective April 1, 1999. Please see "Information about the Fund" for current information about the Nominees. Messrs. Conroy and Madden were appointed Directors on August 21, 1991, to fill vacancies created by the resignation of Mr. Joseph Maloney and the decision to expand the size of the Board. Messrs. Bigley and Murray were appointed Directors on November 15, 1994, and February 14, 1995, respectively, also to fill vacancies resulting from the decision to expand the size of the Board.

     All Nominees have consented to serve if elected. If elected, the Directors will hold office without limit in time until death, resignation, retirement, or removal or until the next meeting of shareholders to elect Directors and the election and qualification of their successors. Election of a Director is by a plurality of the votes cast by shareholders of the Fund at the Annual Meeting. The nine individuals receiving the greatest number of votes at the Annual Meeting will be deemed to be elected Directors.

     If any Nominee for election as a Director named above shall by reason of death or for any other reason become unavailable as a candidate at the Annual Meeting, votes pursuant to the enclosed proxy will be cast for a substitute candidate by the proxies named on the proxy card, or their substitutes, present and acting at the Annual Meeting. Any such substitute candidate for election as a Director who is an "interested person" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Fund shall be nominated by the Executive Committee. The selection of any substitute candidate for election as a Director who is not an "interested person" shall be made by a majority of the Directors who are not "interested persons" of the Fund. The Board has no reason to believe that any Nominee will become unavailable for election as a Director.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE TO ELECT AS DIRECTORS THE NOMINEES FOR ELECTION
TO THE BOARD OF DIRECTORS OF THE FUND
PROPOSAL #2:  RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS~~

     The 1940 Act requires that the Fund's independent auditors be selected by the Board, including a majority of those Board members who are not "interested persons" (as defined in the 1940 Act) of the Fund, and that the employment of such independent auditors be conditioned on the right of the Fund, by vote of a majority of its outstanding securities at any meeting called for that purpose, to terminate such employment forthwith without penalty. The Board of the Fund, including a majority of its members who are not "interested persons" of the Fund, approved the selection of Deloitte & Touche LLP (the "Auditors") for the current fiscal year at a Board meeting held on November 17, 1998.

     The selection by the Board of the Auditors as independent auditors for the current fiscal year is submitted to the shareholders for ratification. Apart from their fees as independent auditors and certain consulting fees, neither the Auditors nor any of their partners have a direct, or material indirect, financial interest in the Fund or its investment adviser. The Auditors are a major international independent accounting firm. The Board believes that the continued employment of the services of the Auditors for the current fiscal year would be in the Fund's best interests.

     Representatives of the Auditors are not expected to be present at the Annual Meeting. If a representative is present, he or she will have the opportunity to make a statement and would be available to respond to appropriate questions. The ratification of the selection of the Auditors will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE FOR THE PROPOSAL
PROPOSAL #3:  APPROVAL OF CHANGES TO THE FUND'S
FUNDAMENTAL INVESTMENT POLICIES

     The 1940 Act requires investment companies such as the Fund to adopt certain specific investment policies that can be changed only by shareholder vote. An investment company may also elect to designate other policies that may be changed only by shareholder vote. Both types of policies are often referred to as "fundamental policies." Certain of the Fund's fundamental policies had been adopted in the past to reflect regulatory, business or industry conditions that are no longer in effect. Accordingly, the Directors have authorized the submission to the Fund's shareholders for their approval, and recommend that shareholders approve, the removal, amendment and/or reclassification of certain of the Fund's fundamental policies. The proposed amendments would:

(i) simplify and modernize the fundamental policies that are required to be stated under the 1940 Act;
(ii) reclassify as operating policies those fundamental policies that are not required to be fundamental under the 1940 Act; and
(iii) remove those fundamental policies which are no longer required by the securities laws of individual states as a result of the National Securities Markets

     Improvement Act ("NSMIA"), dated October 11, 1996. By reducing to a minimum those policies that can be changed only by shareholder vote, the Directors believe that the Fund would be able to minimize the costs and delay associated with holding future shareholder meetings to revise fundamental policies that become outdated or inappropriate. The Directors also believe that the investment adviser's ability to manage the Fund's assets in a changing investment environment will be enhanced and that investment management opportunities will be increased by these changes. The recommended changes are specified below. Each sub-item will be voted on separately, and the approval of any item will require the approval of a majority of the outstanding shares of the Fund. PROPOSAL #3(a): TO AMEND THE FUND'S FUNDAMENTAL INVESTMENT POLICY ON DIVERSIFICATION OF ITS INVESTMENTS

     The Fund's current fundamental investment policy regarding diversification of its investments states:

     "The Fund will not invest more than 5% of its total assets in the securities of any one issuer, except U.S. government securities; invest in more than 10% of the voting securities of one issuer; or invest in more than 10% of any class of securities of one issuer." In order to afford the Fund's investment adviser maximum flexibility in managing the Fund's assets, the Directors propose to amend the Fund's diversification policy to be consistent with the definition of a diversified investment company under the 1940 Act. Such amendment would specifically: (i) add securities of other investment companies to the list of issuers which are excluded from the 5% limitation, and (ii) make clear that the diversification test is applied to 75% of the Fund's total assets, rather than 100% of its total assets.

     Upon approval of the Fund's shareholders, the fundamental investment policy governing diversification will be amended to read as follows: "With respect to securities comprising 75% of the value of its total assets, the Fund will not purchase securities of any one issuer (other than cash, cash items, securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such U.S. government securities, and securities of other investment companies) if as a result more than 5% of the value of its total assets would be invested in the securities of that issuer, or it would own more than 10% of the outstanding voting securities of that issuer."

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE FOR THE PROPOSAL

     PROPOSAL #3(b): TO AMEND THE FUND'S FUNDAMENTAL INVESTMENT POLICY REGARDING BORROWING TO PERMIT THE PURCHASE OF SECURITIES WHILE BORROWINGS ARE OUTSTANDING

     The Fund's current fundamental investment policy regarding borrowing states that:

     "The Fund will not issue senior securities, except as permitted by its investment objective and policies, and except that the Fund may enter into reverse repurchase agreements and otherwise borrow up to one-third of the value of its net assets including the amount borrowed, as a temporary, extraordinary or emergency measure or to facilitate management of the portfolio by enabling the Fund to meet redemption requests when the liquidation of portfolio instruments would be inconvenient or disadvantageous. This practice is not for investment leverage. The Fund will not purchase any portfolio instruments while any borrowings (including reverse repurchase agreements) are outstanding."

     The Fund's investment adviser has recommended that the Directors consider approving a revision to the fundamental investment policy that would permit the Fund to purchase securities while its borrowings are outstanding, as the adviser believes that it unnecessarily constrains the Fund's investments. Any such purchases could not exceed 5% of the Fund's outstanding borrowings. Subject to shareholder approval, the policy will be revised to delete the sentence "The Fund will not purchase any portfolio instruments while any borrowings (including reverse repurchase agreements) are outstanding."

THE BOARD OF DIRECTORS RECOMMENDS THAT
SHAREHOLDERS VOTE FOR THE PROPOSAL

     PROPOSAL #3(c): TO MAKE NON-FUNDAMENTAL THE PROHIBITION ON THE FUND'S INVESTMENTS IN SECURITIES TO EXERCISE CONTROL OF AN ISSUER

     The Fund's current policy prohibits the acquisition of the securities of any issuer, including other investment companies, for the purpose of exercising control or management. The policy reads as follows: "The Fund will not invest in securities issued by any other investment company or investment trust except in regular open-market transactions or as part of a plan of merger or consolidation. It will not invest in securities of a company for the purpose of exercising control or management."

     "Control" is defined under the 1940 Act as owning 25% or more of the voting securities of an issuer. A controlling ownership is likely to have an effect on the outcome of any shareholder voting on changes related to the operation of the issuing company. When the Fund adopted this investment policy, it was required to be fundamental by certain state securities regulators. Since NSMIA, those requirements no longer apply. By making the policy a non-fundamental operating policy, the Directors will have maximum flexibility to make changes in the policy to benefit the Fund and its shareholders without the expense and delay of holding a shareholder meeting.

     If approved by shareholders, it is the intention of the Board to revise the language of the proposed operating policy to eliminate the sentence prohibiting investment in the securities of other investment companies. This prohibition has no relationship to the Fund's policy on investing for control, either in its fundamental form or in the form of the proposed operating policy. When revised, the policy would continue to prohibit the Fund from investing in an issuer for the purpose of exercising control. The Fund does not currently anticipate that it would employ investment techniques the objective of which will be to exercise control of the management of a company. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL

     PROPOSAL #3(d): TO AMEND THE FUND'S FUNDAMENTAL INVESTMENT POLICY TO ALLOW INVESTMENTS IN REAL ESTATE INVESTMENT TRUSTS

     The Fund is currently subject to a fundamental investment policy that prohibits the Fund from investing in real estate. The present policy states that the Fund will not "...invest in commodities, commodities contracts, or real estate." The Fund's investment adviser has informed the Board that, in pursuing the Fund's investment objective of current income and long-term growth of income, the adviser would like the ability to purchase interests in real estate investment trusts. Real estate investment trusts are companies, typically publicly traded, that own and manage a portfolio of real estate or mortgages in order to earn profits for their shareholders. If approved by shareholders, the Fund would be permitted to purchase interests in equity and mortgage real estate investment trusts. Equity real estate investment trusts purchase or lease real estate and generate income primarily from rental income, and realize capital gains or losses from property that has appreciated or depreciated in value. Mortgage real estate investment trusts are interests in real estate mortgages and generate income from interest payments on mortgage loans.

     To permit such investments by the Fund, it is proposed that the following language be added to the present investment policy:

     ", provided, that the Fund may acquire securities of real estate investment trusts, and marketable securities of companies which may represent indirect interests in real estate, and any investment security which derives its value from real estate."

     There are several risks associated with real estate investment trusts. These include the fact that equity and mortgage real estate investment trusts are dependent upon management skill and are not diversified, and are, therefore, subject to the risk of financing single projects or an unlimited number of projects. They are also subject to heavy cash flow dependency, defaults by borrowers, and self-liquidation. Additionally, equity real estate investment trusts may be affected by any changes in the value of the underlying property owned by the trusts, and mortgage real estate investment trusts may be affected by the quality of any credit extended. If approved by shareholders, the Fund's investment adviser will seek to mitigate these risks by selecting real estate investment trusts diversified by sector (shopping malls, apartment building complexes, and health care facilities) and geographic location.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE FOR THE PROPOSAL
PROPOSAL #4:  REMOVAL OF THE FUND'S
FUNDAMENTAL INVESTMENT POLICY ON SELLING SECURITIES

     The Board has determined that the Fund's investment policy regarding selling securities is unnecessary and should be removed. Until NSMIA, the securities laws of several states had prohibited an investment company whose shares would be sold in those states from investing in certain securities. As a consequence of those restrictions, the Fund adopted the investment policy described below which can be changed only upon the approval of shareholders. Since these prohibitions are no longer required under state law, the management of the Fund has recommended, and the Board has determined, that the policy should be removed. The removal of the policy would provide greater flexibility in the management of the Fund by permitting the Fund to purchase a broader range of securities which are permitted investments and which are consistent with its investment objective and policies.

     Therefore, the Directors are recommending to shareholders that the following policy be deleted: "The Fund may not sell any security or interest therein unless it is owned by the Fund and available for delivery."

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE FOR THE PROPOSAL
PROPOSAL #5:  TO APPROVE AMENDMENTS TO THE FUND'S
ARTICLES OF INCORPORATION TO PERMIT THE BOARD OF DIRECTORS
TO LIQUIDATE ASSETS OF A SERIES OR CLASS WITHOUT SHAREHOLDER APPROVAL

     Mutual funds, such as the Fund, are required to organize under the laws of a state and to create and be bound by organizational documents outlining how they will operate. In the case of the Fund, these organizational documents are the Articles of Incorporation and the By-Laws. Since the adoption of the Articles of Restatement to the Fund's Articles of Incorporation in 1993, the market for mutual funds has evolved, requiring mutual funds to be more flexible in their operation so that they may respond quickly to changes in the market. Certain items in the Fund's current Articles of Restatement prohibit the Fund from responding quickly and favorably to changing markets without going to the expense and delay of holding a shareholder meeting. Accordingly, the Directors have approved, and have authorized the submission to the Fund's shareholders for their approval, of certain amendments to the Fund's Articles of Incorporation. If these amendments are approved by shareholders, and in light of other amendments that have been adopted to the Articles of Incorporation that do not require shareholder approval, it is contemplated that the Amended and Restated Articles of Incorporation will, following Board approval, be filed in Maryland following the Annual Meeting. The approval of the proposed amendments will require the affirmative vote of a majority of the aggregate number of shares entitled to be cast thereon. Shareholders are being asked to approve amendments to the Fund's Amended and Restated Articles of Incorporation to permit the Directors, to the extent permissible under Maryland law from time to time, to sell and convert into money (i.e., liquidate) all of the assets of the Fund, or a class or series of the Fund, and then redeem all outstanding shares of any portfolio or class of the Fund. Currently, a vote of shareholders is required to liquidate the Fund. The Directors have determined that the current restriction presents a cumbersome structure under which the best interest of all of the Fund's shareholders may not be served. By requiring the Directors to solicit a shareholder vote, by means of a proxy solicitation for a meeting of shareholders, the Articles of Restatement as currently in effect greatly hinder the Directors' ability to effectively act on decisions about the continued viability of the Fund. If it is determined that it is no longer advisable to continue the Fund, it may not be in the best interest of shareholders to incur the substantial additional expense of a shareholder meeting when it is more important to preserve for shareholders those assets that remain.

     If approved by shareholders, the Amended and Restated Articles of Incorporation would provide substantially to the effect that: "To the extent permitted under Maryland law, without the vote of the shares of any class of stock of the Fund then outstanding, the Fund may, upon approval of a majority of the Board of Directors, sell and convert into money all the assets of any class or series of the Fund. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to the Fund, or any class or series thereof, the Directors shall distribute the remaining assets of the Fund ratably among the holders of the outstanding shares of the Fund, or any affected class or series thereof." In the event that the amendments to the Amended and Restated Articles of Incorporation to allow the Directors to liquidate the Fund as set forth above are not approved by the shareholders, the provisions of the Amended and Restated Articles of Incorporation shall remain as they are presently in the Articles of Restatement, and the Directors will consider what action, if any, should be taken.

INFORMATION ABOUT THE FUND

Proxies, Quorum and Voting at the Annual Meeting

     The favorable vote of: (a) the holders of 67% or more of the outstanding voting securities present at the Annual Meeting, if the holders of 50% or more of the outstanding voting securities of the Fund are present or represented by proxy; or (b) the vote of the holders of more than 50% of the outstanding voting securities, whichever is less, is required to approve all of the proposals, except the election of Directors, the ratification of the selection of Auditors, and the amendments of the charter. Only shareholders of record on the Record Date will be entitled to vote at the Annual Meeting. Each share of the Fund is entitled to one vote. Fractional shares are entitled to proportionate shares of one vote.

     Any person giving a proxy has the power to revoke it any time prior to its exercise by executing a superseding proxy or by submitting a written notice of revocation to the Secretary of the Fund. In addition, although mere attendance at the Annual Meeting will not revoke a proxy, a shareholder present at the Annual Meeting may withdraw his or her proxy and vote in person. All properly executed and unrevoked proxies received in time for the Annual Meeting will be voted in accordance with the instructions contained in the proxies. If no instruction is given on the proxy, the persons named as proxies will vote the shares represented thereby in favor of the matters set forth in the attached Notice.

     In order to hold the Annual Meeting, a "quorum" of shareholders must be present. Holders of one-third of the total number of outstanding shares of the Fund, present in person or by proxy, shall be required to constitute a quorum for the purpose of voting on the proposals made. For purposes of determining a quorum for transacting business at the Annual Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. For this reason, abstentions and broker non-votes will have the effect of a "no" vote for purposes of obtaining the requisite approval of some of the proposals.

     If a quorum is not present, the persons named as proxies may vote those proxies that have been received to adjourn the Annual Meeting to a later date. In the event that a quorum is present but sufficient votes in favor of one or more of the proposals have not been received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies with respect to such proposal(s). All such adjournments will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Annual Meeting to be adjourned. The persons named as proxies will vote AGAINST an adjournment those proxies that they are required to vote against the proposal, and will vote in FAVOR of such an adjournment all other proxies that they are authorized to vote. A shareholder vote may be taken on the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received for approval.

About the Election of Directors

     When elected, the Directors will hold office during the lifetime of the Fund except that: (a) any Director may resign; (b) any Director may be removed by written instrument signed by at least two-thirds of the number of Directors prior to such removal; (c) any Director who requests to be retired or who has become mentally or physically incapacitated may be retired by written instrument signed by a majority of the other Directors; and (d) a Director may be removed at any special meeting of the shareholders by a vote of two-thirds of the outstanding shares of the Fund. In case a vacancy shall exist for any reason, the remaining Directors will fill such vacancy by appointment of another Director. The Directors will not fill any vacancy by appointment if, immediately after filling such vacancy, less than two-thirds of the Directors then holding office would have been elected by the shareholders. If, at any time, less than a majority of the Directors holding office have been elected by the shareholders, the Directors then in office will call a shareholders' meeting for the purpose of electing Directors to fill vacancies. Otherwise, there will normally be no meeting of shareholders called for the purpose of electing Directors.

     Set forth below is a listing of: (i) Directors standing for election, (ii) Nominees standing for election who are not presently serving as Directors, and
(iii) Directors previously elected, along with their addresses, birthdates, present positions with the Fund, if applicable, and principal occupations during the past five years: Directors Standing for Election

Thomas G. Bigley
15 Old Timber Trail
Pittsburgh, PA
Birthdate: February 3, 1934
Director

     Chairman of the Board, Children's Hospital of Pittsburgh; formerly, Senior Partner, Ernst & Young LLP; Director, MED 3000 Group, Inc.; Director, Member of Executive Committee, University of Pittsburgh; Director or Trustee of the Funds.

John T. Conroy, Jr.
Wood/IPC Commercial Department
John R. Wood and Associates, Inc., Realtors
3255 Tamiami Trail North
Naples, FL
Birthdate: June 23, 1937
Director

     President, Investment Properties Corporation; Senior Vice-President, John
R. Wood and Associates, Inc., Realtors; Partner or Trustee in private real estate ventures in Southwest Florida; formerly, President, Naples Property Management, Inc. and Northgate Village Development Corporation; Director or Trustee of the Funds.

Peter E. Madden
One Royal Palm Way
100 Royal Palm Way
Palm Beach, FL
Birthdate: March 16, 1942
Director

     Consultant; Former State Representative, Commonwealth of Massachusetts; formerly, President, State Street Bank and Trust Company and State Street Boston Corporation; Director or Trustee of the Funds.

John E. Murray, Jr., J.D., S.J.D.
President, Duquesne University
Pittsburgh, PA
Birthdate: December 20, 1932
Director

     President, Law Professor, Duquesne University; Consulting Partner, Mollica & Murray; Director or Trustee of the Funds. Nominees Not Presently Serving as Directors

Nicholas P. Constantakis
175 Woodshire Drive
Pittsburgh, PA
Birthdate:  September 3, 1939
Formerly, Partner, Andersen Worldwide SC; Director or Trustee of the Funds.

John F. Cunningham
353 El Brillo Way
Palm Beach, FL
Birthdate:  March 5, 1943

     Chairman, President and Chief Executive Officer, Cunningham & Co., Inc. (consulting organization to high technology and computer companies in the financial community); Director, EMC Corporation.

J. Christopher Donahue
Federated Investors Tower
Pittsburgh, PA
Birthdate: April 11, 1949
Executive Vice President

     President and Trustee, Federated Investors, Federated Advisers, Federated Management, and Federated Research; President and Director, Federated Research Corp. and Federated Global Research Corp.; President, Passport Research, Ltd.; Trustee, Federated Shareholder Services Company and Federated Shareholder Services; Director, Federated Services Company; President or Executive Vice President of the Funds; Director or Trustee of some of the Funds. Mr. Donahue is the son of John F. Donahue, President and Director of the Fund.

Charles F. Mansfield, Jr.
54 Pine Street
Garden City, NY
Birthdate:  April 10, 1945
Management consultant.
John S. Walsh
2007 Sherwood Drive
Valparaiso, IN
Birthdate:  November 28, 1957

     President, Heat Wagon, Inc., Manufacturers Products, Inc. ("MPI") and the Portable Heater Parts division of MPI (engineering, manufacturing and distribution of portable, temporary heating equipment) (1996-present); Director, Walsh & Kelly, Inc., asphalt road construction business; formerly, Vice President, Walsh & Kelly, Inc. (1984-1996). Previously Elected Directors

John F. Donahue#*
Federated Investors Tower
Pittsburgh, PA
Birthdate: July 28, 1924
President and Director

     Chairman and Trustee, Federated Investors, Federated Advisers, Federated Management, and Federated Research; Chairman and Director, Federated Research Corp. and Federated Global Research Corp.; Chairman, Passport Research, Ltd.; Chief Executive Officer and Director or Trustee of the Funds. Mr. Donahue is the father of J. Christopher Donahue, Executive Vice President of the Fund and Nominee for Director.

William J. Copeland
One PNC Plaza - 23rd Floor
Pittsburgh, PA
Birthdate: July 4, 1918
Director

     Director and Member of the Executive Committee, Michael Baker, Inc.; formerly, Vice Chairman and Director, PNC Bank, N.A., and PNC Bank Corp.; Director, Ryan Homes, Inc.; Director or Trustee of the Funds.

James E. Dowd
571 Hayward Mill Road
Concord, MA
Birthdate: May 18, 1922
Director

     Attorney-at-law; Director, The Emerging Germany Fund, Inc.; Director or Trustee of the Funds.

Lawrence D. Ellis, M.D.*
3471 Fifth Avenue, Suite 1111
Pittsburgh, PA
Birthdate: October 11, 1932
Director

     Professor of Medicine, University of Pittsburgh; Medical Director, University of Pittsburgh Medical Center--Downtown; Member, Board of Directors, University of Pittsburgh Medical Center; formerly, Hematologist, Oncologist, and Internist, Presbyterian and Montefiore Hospitals; Director or Trustee of the Funds.

Edward L. Flaherty, Jr.#
Miller, Ament, Henny & Kochuba
205 Ross Street
Pittsburgh, PA
Birthdate: June 18, 1924
Director

     Attorney of Counsel, Miller, Ament, Henny & Kochuba; Director, Eat'N Park Restaurants, Inc.; formerly, Counsel, Horizon Financial, F.A., Western Region; Director or Trustee of the Funds.

Wesley W. Posvar
1202 Cathedral of Learning
University of Pittsburgh
Pittsburgh, PA
Birthdate: September 14, 1925
Director

     Professor, International Politics; Management Consultant; Trustee, Carnegie Endowment for International Peace, RAND Corporation, Online Computer Library Center, Inc., National Defense University and U.S. Space Foundation; President Emeritus, University of Pittsburgh; Founding Chairman, National Advisory Council for Environmental Policy and Technology, Federal Emergency Management Advisory Board and Czech Management Center, Prague; Director or Trustee of the Funds.

Marjorie P. Smuts
4905 Bayard Street
Pittsburgh, PA
Birthdate: June 21, 1935
Director

Public Relations/Marketing/Conference Planning; Director or Trustee of the
Funds.

* This Director is deemed to be an "interested person" as defined in the 1940 Act.
# Member of the Executive Committee. The Executive Committee of the Board of
  Directors handles the responsibilities of the Board between meetings of the Board.

     As referred to above, "The Funds" or "Funds" includes the following investment companies: Automated Government Money Trust; Cash Trust Series II; Cash Trust Series, Inc.; CCB Funds; DG Investor Series; Edward D. Jones & Co. Daily Passport Cash Trust; Federated Adjustable Rate U.S. Government Fund, Inc.; Federated American Leaders Fund, Inc.; Federated ARMs Fund; Federated Core Trust; Federated Equity Funds; Federated Equity Income Fund, Inc.; Federated Fund for U.S. Government Securities, Inc.; Federated GNMA Trust; Federated Government Income Securities, Inc.; Federated Government Trust; Federated High Income Bond Fund, Inc.; Federated High Yield Trust; Federated Income Securities Trust; Federated Income Trust; Federated Index Trust; Federated Institutional Trust; Federated Insurance Series; Federated Master Trust; Federated Municipal Opportunities Fund, Inc.; Federated Municipal Securities Fund, Inc.; Federated Municipal Trust; Federated Short-Term Municipal Trust; Federated Short-Term U.S. Government Trust; Federated Stock and Bond Fund, Inc.; Federated Stock Trust; Federated Tax-Free Trust; Federated Total Return Series, Inc.; Federated U.S. Government Bond Fund; Federated U.S. Government Securities Fund: 1-3 Years; Federated U.S. Government Securities Fund: 2-5 Years; Federated U.S. Government Securities Fund: 5-10 Years; Federated Utility Fund, Inc.; Fixed Income Securities, Inc.; Intermediate Municipal Trust; International Series, Inc.; Investment Series Funds, Inc.; Liberty Term Trust, Inc. - 1999; Liberty U.S. Government Money Market Trust; Liquid Cash Trust; Managed Series Trust; Money Market Management, Inc.; Money Market Obligations Trust; Money Market Obligations Trust II; Money Market Trust; Municipal Securities Income Trust; Newpoint Funds; Regions Funds; RIGGS Funds; Tax-Free Instruments Trust; The Planters Funds; Trust for Government Cash Reserves; Trust for Short-Term U.S. Government Securities; Trust for U.S. Treasury Obligations; WesMark Funds; WCT Funds; World Investment Series, Inc.; Blanchard Funds; Blanchard Precious Metals Fund, Inc.; High Yield Cash Trust; Investment Series Trust; Targeted Duration Trust; The Virtus Funds; and Trust for Financial Institutions.

Share Ownership of the Fund

     Officers and Directors of the Fund own less than 1% of the Fund's outstanding shares.

     At the close of business on the Record Date, the following persons owned, to the knowledge of management, more than 5% of the outstanding shares of the
Fund: [INSERT 5% HOLDERS]



Director Compensation
        Aggregate

Name,   Compensation
Position With  From   Total Compensation Paid
Fund    Fund*# From Fund Complex+
John F. Donahue       $0            $0 for the Fund and
President and Director              56 other investment companies in the Fund Complex
Thomas G. Bigley      $1,143.62     $_______ for the Fund and
Director                            56 other investment companies in the Fund Complex
John T. Conroy, Jr.   $1,258.17     $_______ for the Fund and
Director                            56 other investment companies in the Fund Complex
William J. Copeland   $1,258.17     $_______ for the Fund and
Director                            56 other investment companies in the Fund Complex
James E. Dowd         $1,258.17     $_______ for the Fund and
Director                            56 other investment companies in the Fund Complex
Lawrence D. Ellis, M.D.  $1,143.62  $_______ for the Fund and
Director                            56 other investment companies in the Fund Complex
Edward L. Flaherty, Jr.  $1,258.17  $_______ for the Fund and
Director                            56 other investment companies in the Fund Complex
Peter E. Madden       $1,143.62     $_______ for the Fund and
Director                            56 other investment companies in the Fund Complex
John E. Murray, Jr.   $1,143.62     $_______ for the Fund and
Director                            56 other investment companies in the Fund Complex
Wesley W. Posvar      $1,143.62     $_______ for the Fund and
Director                            56 other investment companies in the Fund Complex
Marjorie P. Smuts     $1,143.62     $_______ for the Fund and
Director                           56 other investment companies in the Fund Complex


* Information is furnished for the fiscal year ended October 31, 1998.

# The aggregate compensation is provided for the Fund which is comprised of one portfolio.

+The information is provided for the last calendar year.

     During the fiscal year ended October 31, 1998, there were four meetings of the Board of Directors. The interested Directors, other than Dr. Ellis, do not receive fees from the Fund. Dr. Ellis is an interested person by reason of the employment of his son-in-law by Federated Securities Corp. All Directors were reimbursed for expenses for attendance at Board of Directors meetings.

     Other than its Executive Committee, the Fund has one Board committee, the Audit Committee. Generally, the function of the Audit Committee is to assist the Board of Directors in fulfilling its duties relating to the Fund's accounting and financial reporting practices and to serve as a direct line of communication between the Board of Directors and the independent auditors. The specific functions of the Audit Committee include recommending the engagement or retention of the independent auditors, reviewing with the independent auditors the plan and the results of the auditing engagement, approving professional services provided by the independent auditors prior to the performance of such services, considering the range of audit and non-audit fees, reviewing the independence of the independent auditors, reviewing the scope and results of the Fund's procedures for internal auditing, and reviewing the Fund's system of internal accounting controls.

     Messrs. Flaherty, Conroy, Copeland, and Dowd serve on the Audit Committee. These Directors are not interested Directors of the Fund. During the fiscal year ended October 31, 1998, there were four meetings of the Audit Committee. All of the members of the Audit Committee were present for each meeting. Each member of the Audit Committee receives an annual fee of $100 plus $25 for attendance at each meeting and is reimbursed for expenses of attendance. Officers of the Fund

     The executive officers of the Fund are elected annually by the Board of Directors. Each officer holds the office until qualification of his successor. The names and birthdates of the executive officers of the Fund and their principal occupations during the last five years are as follows:

John F. Donahue
Federated Investors Tower

Pittsburgh, PA
Birthdate: July 28, 1924
President and Director

     Chairman and Trustee, Federated Investors, Federated Advisers, Federated Management, and Federated Research; Chairman and Director, Federated Research Corp. and Federated Global Research Corp.; Chairman, Passport Research, Ltd.; Chief Executive Officer and Director or Trustee of the Funds. Mr. Donahue is the father of J. Christopher Donahue, Executive Vice President of the Fund and Nominee for Director.

J. Christopher Donahue
Federated Investors Tower
Pittsburgh, PA
Birthdate: April 11, 1949

     Executive Vice President President and Trustee, Federated Investors, Federated Advisers, Federated Management, and Federated Research; President and Director, Federated Research Corp. and Federated Global Research Corp.; President, Passport Research, Ltd.; Trustee, Federated Shareholder Services Company and Federated Shareholder Services; Director, Federated Services Company; President or Executive Vice President of the Funds; Director or Trustee of some of the Funds. Mr. Donahue is the son of John F. Donahue, President and Director of the Fund.

Edward C. Gonzales
Federated Investors Tower
Pittsburgh, PA
Birthdate: October 22, 1930
Executive Vice President

     Vice Chairman, Treasurer, and Trustee, Federated Investors; Vice President, Federated Advisers, Federated Management, Federated Research, Federated Research Corp., Federated Global Research Corp. and Passport Research, Ltd.; Executive Vice President and Director, Federated Securities Corp.; Trustee, Federated Shareholder Services Company; Trustee or Director of some of the Funds; President, Executive Vice President and Treasurer of some of the Funds.

John W. McGonigle
Federated Investors Tower
Pittsburgh, PA
Birthdate: October 26, 1938

     Executive Vice President, Secretary, and Treasurer Executive Vice President, Secretary, and Trustee, Federated Investors; Trustee, Federated Advisers, Federated Management, and Federated Research; Director, Federated Research Corp. and Federated Global Research Corp.; Trustee, Federated Shareholder Services Company; Director, Federated Services Company; President and Trustee, Federated Shareholder Services; Director, Federated Securities Corp.; Executive Vice President and Secretary of the Funds; Treasurer of some of the Funds.

Richard B. Fisher
Federated Investors Tower
Pittsburgh, PA
Birthdate: May 17, 1923
Vice President

     Executive Vice President and Trustee, Federated Investors; Chairman and Director, Federated Securities Corp.; President or Vice President of some of the Funds; Director or Trustee of some of the Funds.

     None of the Officers of the Fund received salaries from the Fund during the fiscal year ended October 31, 1998. Federated Services Company, a subsidiary of Federated Investors, is the Fund's administrator and provides administrative personnel and services to the Fund for a fee as described in the prospectus. For the fiscal year ended October 31, 1998, Federated Services Company earned $185,000. Federated Securities Corp., a subsidiary of Federated Investors, Inc., is the principal distributor of the Fund's shares. Federated Securities Corp. receives no compensation from the Fund for its services.

OTHER MATTERS AND DISCRETION OF ATTORNEYS NAMED IN THE PROXY

     The Fund is not required, and does not intend, to hold regular annual meetings of shareholders. Shareholders wishing to submit proposals for consideration for inclusion in a proxy statement for the next meeting of shareholders should send their written proposals to Federated Stock and Bond Fund, Inc., Federated Investors Funds, 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000, so that they are received within a reasonable time before any such meeting. No business other than the matters described above is expected to come before the Annual Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment or postponement of the Annual Meeting, the persons named on the enclosed proxy card will vote on such matters according to their best judgment in the interests of the Fund.

     SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

John W. McGonigle
Secretary
January 25, 1999

FEDERATED STOCK AND BOND FUND, INC.

Investment Adviser

FEDERATED MANAGEMENT

Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779
Distributor
FEDERATED SECURITIES CORP.
Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779
Administrator
FEDERATED SERVICES COMPANY
Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779

Cusip

(_____/99)

     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Federated Stock and Bond Fund, Inc. (the "Fund") hereby appoint Patricia F. Conner, Gail Cagney, Susan M. Jones, and Ann M. Scanlon, or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on March 26, 1999, at 5800 Corporate Drive, Pittsburgh, Pennsylvania, at 2:00 p.m. and at any adjournment thereof.

     The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matters. Discretionary authority is hereby conferred as to all other matters as may properly come before the Annual Meeting or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FEDERATED STOCK AND BOND FUND, INC. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS. By checking the box "FOR" below, you will vote to approve each of the proposed items in this proxy, and to elect each of the nominees as Directors of the Fund FOR [ ]

     Proposal 1 To elect Thomas G. Bigley, John T. Conroy, Jr., Nicholas P. Constantakis, John F. Cunningham, J. Christopher Donahue, Peter E. Madden, Charles F. Mansfield, Jr., John E. Murray, Jr. and John S. Walsh as Directors of the Fund

FOR                   [   ]
AGAINST        [   ]

WITHHOLD AUTHORITY
TO VOTE        [   ]
FOR ALL EXCEPT [   ]

If you do not wish your shares to be voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the name of each nominee for whom you are NOT voting. Your shares will be voted for the remaining nominees.

Proposal 2     To ratify the selection of Deloitte & Touche, LLP as the Fund's independent auditors
FOR                   [   ]
AGAINST        [   ]
ABSTAIN        [   ]
Proposal 3     To make changes to the Fund's fundamental investment policies:
                3(a) To approve amending the Fund's fundamental investment policy with regard to diversification of its investments
FOR                   [   ]
AGAINST        [   ]
ABSTAIN        [   ]
                3(b)  To approve amending the Fund's fundamental investment policy regarding borrowing to permit the purchase of
                      securities while borrowings are outstanding
FOR                   [   ]
AGAINST        [   ]
ABSTAIN        [   ]
                3(c) To approve making non-fundamental the prohibition of the Fund's investments in securities to exercise control of an issuer
FOR                   [   ]
AGAINST        [   ]
ABSTAIN        [   ]

                3(d) To approve amending the Fund's fundamental investment policy to allow investments in real estate investment trusts
FOR                   [   ]
AGAINST        [   ]
ABSTAIN        [   ]


Proposal 4     To approve removing the Fund's fundamental investment policy regarding selling securities
FOR                   [   ]
AGAINST        [   ]
ABSTAIN        [   ]
Proposal 5     To approve amendments to the Fund's Amended and Restated
Articles of Incorporation to permit the Board of Directors to liquidate assets of a series or class without shareholder approval to the extent permitted under Maryland law

FOR                   [   ]
AGAINST        [   ]
ABSTAIN        [   ]

YOUR VOTE IS IMPORTANT
Please complete, sign and return
this card as soon as possible
mark with an X in the box.

Signature

Signature (Joint Owners)

     Please sign this proxy exactly as your name appears on the books of the Fund. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. You may also vote your proxy by telephone by calling 1-800-_______, or through the Internet at proxyvote.com.